SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                             [Amendment No. _____ ]

Filed by the Registrant:                               [X]
Filed by a Party other than the Registrant:            [ ]

Check the appropriate box:

[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           MEDICAL STERILIZATION, INC.
                (Name of Registrant as Specified in Its Charter)

              The Board of Directors of Medical Sterilization, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),   or  14a-6(i)(1),  or
         14a-6(i)(2),  or Item  22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     1) Title of each class of securities to which transaction applies: not applicable

     2) Aggregate number of securities to which transaction applies: not applicable

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0--11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         not applicable

     4)  Proposed maximum aggregate value of transaction:
         not applicable

     5)  Total fee paid:
         not applicable

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:      not applicable

         2)       Form, Schedule, or Registration Statement No.:  not applicable

         3)       Filing Party:  not applicable

         4)       Date Filed:    not applicable


                           MEDICAL STERILIZATION, INC.
                             225 UNDERHILL BOULEVARD
                             SYOSSET, NEW YORK 11791

                                 ---------------

       NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 1996

                                 ---------------


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Special Meeting in Lieu of Annual Meeting of Shareholders of Medical Sterilization, Inc., a New York corporation (the "Corporation"), will be held on Thursday, May 30, 1996, at 4:00 P.M. New York time, at the offices of the Company at 225 Underhill Boulevard, Syosset, New York 11791, for the following purposes:

       1.   To elect a Board of Directors for the ensuing year.

       2. To consider and act upon a proposal to approve the adoption of the Corporation's 1996 Stock Plan.

       3. To approve an amendment to the Corporation's Restated Certificate of Incorporation to permit the Corporation to issue certain additional securities without triggering anti-dilution provisions with respect to the Corporation's Preferred Stock.

       4. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1996.

       5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

         Only shareholders of record at the close of business on April 18, 1996 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                     By Order of the Board of Directors



                                     Harvey Cohen
                                     Secretary
Syosset, New York
April 26, 1996


          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT
   PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE
        OF THE MEETING IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.






                           MEDICAL STERILIZATION, INC.
                             225 UNDERHILL BOULEVARD
                             SYOSSET, NEW YORK 11791
                                 (516) 496-8822
                                -----------------

                                 PROXY STATEMENT

        FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 30, 1996
                                -----------------

                                 APRIL 26, 1996

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Medical Sterilization, Inc. (the "Corporation") for use at the Special Meeting in Lieu of Annual Meeting of Shareholders to be held on Thursday, May 30, 1996, at 4:00 P.M., at the offices of the Corporation at 225 Underhill Boulevard, Syosset, New York 11791, or at any adjournments thereof (the "Special Meeting").

         Only holders of Common Stock, $.01 par value per share, and holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (collectively, "Preferred Stock"), of record as of the close of business on April 18, 1996, the record date (the "Record Date") fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. As of the Record Date, 2,980,496 shares of Common Stock of the Corporation were issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share held of record by them on each proposal submitted to a vote at the Special Meeting. As of the Record Date, 747,078 shares of Series B Convertible Preferred Stock and 1,945,575 shares of Series C Convertible Preferred Stock of the Corporation were issued and outstanding. Shares of Preferred Stock vote together with the shares of Common Stock on each proposal submitted to a vote at the Special Meeting. Holders of shares of Preferred Stock are entitled to cast one vote for each share of Common Stock into which each share of Preferred Stock is convertible. As of the Record Date, each share of Preferred Stock is convertible into one share of Common Stock. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised, or (ii) voting in person at the Special Meeting. The holders of a majority of the outstanding shares of Common Stock and Preferred Stock in the aggregate entitled to vote at the Special Meeting will constitute a quorum for the transaction of business.

         The persons named as attorneys in the proxies, D. Michael Deignan and Paul V. Rossi, were selected by the Board of Directors and are directors and/or officers of the Corporation. All properly executed proxies returned in time to be counted at the Special Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

         In addition to the election of directors, the shareholders will consider and vote upon proposals (i) to approve the adoption of the Corporation's 1996 Stock Plan, (ii) to approve an amendment to the Corporation's Restated Certificate of Incorporation to permit the Corporation to issue certain additional securities without triggering anti-dilution provisions with respect to the Preferred Stock, and (iii) to ratify the selection of the firm of Coopers & Lybrand L.L.P. as the Corporation's auditors for the fiscal year ending December 31, 1996, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

         The Board of Directors of the Corporation knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote properly may be taken, including any proposal to adjourn the Special Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1995, is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the form of proxy were first mailed to shareholders on or about April 26, 1996.






                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth as of April 18, 1996 certain information regarding the ownership of the Corporation's voting securities by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation's voting securities outstanding at such date, (ii) each director (or nominee for director) of the Corporation, (iii) each Named Executive Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers--Executive Compensation") and (iv) all directors (and nominees for director) and executive officers as a group:

                                                                      AMOUNT AND NATURE OF              PERCENT OF TOTAL
                        NAME AND ADDRESS (1)                        BENEFICIAL OWNERSHIP (2)          VOTING SECURITIES (3)
                        --------------------                        ------------------------          ---------------------
Kenneth W. Rind (4).......................................                2,418,836                         42.6%
     c/o Oxford Partners
     315 Post Road West
     Westport, CT 06880

Entities affiliated with Oxford Partners (5)..............                2,418,836                         42.6%
     315 Post Road West
     Westport, CT 06880

Dr. William C. Cartinhour, Jr. Trust (6)..................                  638,717                         11.3%
     c/o Carol Haynes
     First Potomac Investment Services
     125 Rowell Court
     Falls Church, VA 22046

Kennard H. Morganstern (7)................................                  597,400                         10.0%
     c/o Medical Sterlization, Inc.
     225 Underhill Boulevard
     Syosset, New York  11791


Harvey Cohen (8)..........................................                  117,557                          2.0%



D. Michael Deignan (9)....................................                   88,300                          1.5%



Paul V. Rossi (10)........................................                   85,000                          1.5%


Steven M. Nyman (11)......................................                   61,000                          1.1%


John R. Hoover (12).......................................                   55,000                           *


William R. Lonergan (13)..................................                   12,500                           *


Forrest R. Whittaker......................................

All officers and directors as a
group (11 persons)(14)....................................                 3,289,225                         51.5%


                                       2

- ------------------

  *      Less than 1% of total voting securities.
(1) Pursuant to rules of the Securities and Exchange Commission ("SEC"), addresses are provided only for 5% beneficial owners.
(2) Except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares shown as owned, based on information provided to the Corporation by the persons and entities named in the table.
(3) Total Voting Securities includes 2,980,496 shares of Common Stock, 747,078 shares of Series B Convertible Preferred Stock ("Series B Preferred") and 1,945,575 shares of Series C Convertible Preferred Stock, ("Series C Preferred") outstanding as of April 18, 1996. As of that date, each outstanding share of Preferred Stock was convertible into one share of Common Stock. Pursuant to SEC rules, all outstanding options and warrants which are exercisable within 60 days of April 18, 1996 ("Presently Exercisable Securities") held by the relevant person or entity are included as outstanding Total Voting Securities for purposes of determining that person's or entity's Percent of Total Voting Securities, but are not included for purposes of determining any other person's or entity's Percent of Total Voting Securities.
(4) Consists of (i) 253,554 shares of Series B Preferred and 714,001 shares of Series C Preferred held by Oxford Venture Fund III, Limited Partnership ("Oxford III"), (ii) 63,389 shares of Series B Preferred and 178,501 shares of Series C Preferred held by Oxford Venture Fund III Adjunct, Limited Partnership ("Oxford Adjunct"), and (iii) 316,942 shares of Series B Preferred and 892,449 shares of Series C Preferred held by Oxford Venture Fund II, Limited Partnership ("Oxford II"). The sole general partner of Oxford III is Oxford Partners III, Limited Partnership ("Oxford Partners III"). The sole general partner of Oxford Adjunct is Oxford Partners III-A, Limited Partnership ("Oxford Partners III-A"). The sole general partner of Oxford II is Oxford Partners II ("Partners II"). Mr. Rind is a general partner of Oxford Partners III, Oxford Partners III-A and Partners II, and may be deemed to share voting and investment power over the shares held by Oxford III, Oxford Adjunct and Oxford II. Mr. Rind disclaims beneficial ownership of the shares held by Oxford III, Oxford Adjunct and Oxford II, except to the extent of his pecuniary interests therein.
(5) Consists of 253,554 shares of Series B Preferred and 714,001 shares of Series C Preferred held by Oxford III, 63,389 shares of Series B Preferred and 178,501 shares of Series C Preferred held by Oxford Adjunct, and 316,942 shares of Series B Preferred and 892,449 shares of Series C Preferred held by Oxford II. Does not include 166,429 shares of Common Stock which Mr. Rind has a right to purchase from another shareholder of the Corporation. See note 4.
(6) Consists of 364,900 shares of Common Stock, 113,193 shares of Series B Preferred and 160,924 shares of Series C Preferred held by the Dr. William C. Cartinhour, Jr. Trust (the "Trust") of which Dr. Cartinhour is the beneficiary and Ms. Marie C. Woods is the sole trustee. Ms. Woods disclaims beneficial ownership of all shares held by the Trust.
(7)      Consists of 17,000 shares of Common stock jointly held by Mrs.  Rosalee
         M. Morganstern over which Dr. Morganstern has shared voting and investment power, 305,400 shares of Common Stock owned by Dr. Morganstern and 275,000 Presently Exercisable Securities.
(8) Consists of 35,057 shares of Common Stock held by the Harvey Cohen Trust U/A dated December 22, 1992 of which Mr. Cohen is the trustee and 82,500 Presently Exercisable Securities.
(9) Consists of 38,300 shares of Common Stock owned and 50,000 Presently Exercisable Securities.
(10) Consists of 10,000 shares of Common Stock owned and 75,000 Presently Exercisable Securities.
(11) Consists of 1,000 shares of Common Stock owned and 60,000 Presently Exercisable Securities.
(12) Consists of 15,000 shares of Common Stock owned and 40,000 Presently Exercisable Securities.
(13)     Consists of 12,500 Presently Exercisable Securities.
(14) Consists of 108,857 shares of Common Stock, 676,667 shares of Series B Preferred, 1,784,951 shares of Series C Preferred and 718,750 Presently Exercisable Securities. See notes 7, 8, 9, 10, 11, 12 and 13.



                                       3


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met five (5) times during the fiscal year ended December 31, 1995. The Audit Committee of the Board of Directors, consisting of Mr. Rind, Mr. Hoover and Mr. Whittaker reviews with the Corporation's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Corporation's financial statements following completion of their audit and the Corporation's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit Committee met one (1) time during the fiscal year ended December 31, 1995. The Compensation Committee of the Board of Directors, consisting of Mr. Hoover, Mr. Rind and Mr. Lonergan, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers the Corporation's stock plans. The Compensation Committee met three (3) times during the fiscal year ended December 31, 1995. The Executive Committee of the Board of Directors, consisting of Dr. Morganstern, Mr. Deignan, Mr. Cohen and Mr. Rind, acts while the Board of Directors is not in session to determine questions of general policy, appointments for the Corporation and to borrow money and issue evidences of indebtedness. The Executive Committee is also responsible for identifying and evaluating potential nominees for election to the Board and recommends candidates for all vacancies in the Board of Directors which are to be filled by the Board of Directors or the holders of the Corporation's Common Stock. The Executive Committee did not meet during the fiscal year ended December 31, 1995. The Board of Directors does not currently have a standing nominating committee. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees on which he serves which were held during his period of service during 1995.


                                       4


                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Nominees to be elected at the Special Meeting and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

                 NAME                      AGE                          POSITION
     Kennard H. Morganstern                 71             Chairman of the Board of Directors
     D. Michael Deignan (1)                 52             President, Chief Executive Officer, and Director
     Kenneth W. Rind (1)(2)(3)              60             Director
     William R. Lonergan (2)                71             Director
     John R. Hoover (2)(3)                  67             Director
     Forrest R. Whittaker (3)               46             Director
     Harvey Cohen (1)                       77             Secretary and Director
     Steven M. Nyman                        44             Senior Vice President, Hospital Division and
                                                               Management Information Systems
     Michael S. Fogarty                     62             Vice President, Quality Assurance and
                                                               Regulatory Affairs
     Paul V. Rossi                          47             Treasurer, Chief Financial Officer, and
                                                               Assistant Secretary

- ----------------------

(1)  Member of Executive Committee.
(2)  Member of Compensation Committee.
(3)  Member of Audit Committee.

NOMINEES FOR ELECTION AT THE SPECIAL MEETING

         Kennard H. Morganstern has been Chairman of the Board, President and Chief Executive Officer of the Corporation since 1982, except for a brief period of approximately six months during 1991. He previously served as Chairman of the Board and President of Radiation Dynamics, Inc., a manufacturer of radiation accelerators. Dr. Morganstern resigned as President on September 8, 1995 and as Chief Executive Officer on December 31, 1995 to allow Mr. Deignan to assume those positions.

         D. Michael Deignan was elected President and Chief Operating Officer of the Corporation on September 8, 1995 and Chief Executive Officer on December 31, 1995. For approximately two years prior thereto he was President and Chief Executive Officer of Tonometrics, Inc., a developer of a patented regional tissue oxygenation monitoring system. For approximately eight years prior thereto he held various executive positions with Baxter Healthcare Inc., a manufacturer and distributor of medical supplies and equipment.

         Kenneth W. Rind has been a Director since January, 1989. Dr. Rind is Chairman of Oxford Venture Corporation, an independent venture capital management company which he co-founded in 1981. He also co-founded Nitzanim-AVX/Kyocera Venture Capital Fund Ltd. in 1993 and is a member of its Board of Directors. From 1976 to 1981, Dr. Rind was a principal at Xerox Development Corporation responsible for acquisitions and venture capital investments. From 1970 to 1976, he was Vice-President of Corporate Finance at Oppenheimer & Co., Inc., and managed its venture capital and high technology corporate finance activities. He is a director of ESC Medical Systems Ltd., Alpha Technologies Group, Inc., Vasomedical, Inc., Computer Power Inc. and VTX Electronics Corp. and several private companies. Dr. Rind received a B.A. in chemistry from Cornell University and a doctorate in nuclear chemistry from Columbia University. Mr. Rind is a nominee of the Oxford Funds which, as the holders of approximately 89.8% of the outstanding Preferred Stock, have the power pursuant to the Corporation's Certificate of Incorporation to elect three directors.

                                       5


         William R. Lonergan has been a Director since February 8, 1995. He is retired but serves as a consultant to the Oxford Funds. For more than five years prior thereto he was a general partner of Oxford Partners, an independent venture capital firm. He is also a Director of Zitel Corp., a manufacturer of memory systems; Dataware Technologies, Inc., a marketer of CD ROM authoring and retrieval software; and Kurzweil Applied Intelligence, Inc., a manufacturer of advance speech recognition systems. Mr. Lonergan is a nominee of the Oxford Funds which, as the holders of approximately 89.8% of the outstanding Preferred Stock, have the power pursuant to the Corporation's Certificate of Incorporation to elect three directors.

         John R. Hoover has been a Director since May, 1983. He is retired, but was for more than five years the director of the Medical Products Division of W.L. Gore & Associates, Inc., a manufacturer of wire and cabling, Teflon products and medical products. He also serves on the Board of Directors of W.L. Gore & Associates, Inc.

         Harvey Cohen has been Secretary and Director since June, 1982. He is and has been a practicing attorney for more than forty-eight years. He is a partner in Murtagh, Cohen & Byrne, Garden City, New York.

         Forrest R. Whittaker has been a director of the Corporation since January 17, 1996. He is the President and Chief Executive Officer of Paidos Healthcare, Inc. Mr. Whittaker is a nominee of the Oxford Funds which, as the holders of approximately 89.8% of the outstanding Preferred Stock, have the power pursuant to the Corporation's Certificate of Incorporation to elect three directors.


EXECUTIVE OFFICERS

         Steven M. Nyman is Senior Vice President, Hospital Division and Management Information Systems. Prior to assuming that position in October 1994, he was Vice President, Hospital Division of Management Information Systems from February 1, 1993. He was also Director of Management Information Systems from July, 1992 to January, 1993. From June, 1988 until July, 1992, Mr. Nyman was President of Micro Information Service, Inc., a consultant in computer matters.

         Michael G. Fogarty has been Vice President, Quality Assurance and Regulatory Affairs since May 1983. For more than five years prior thereto he was employed as a microbiologist by Becton, Dickinson and Company in their Medical Devices Division. With Becton, Dickinson and Company, he was Division Manager, Bacteriology and Sterilization from 1968 to 1980, and was Corporate Manager, Project Coordination and Liaison, from 1980 to January, 1984.

         Paul V. Rossi has been Treasurer and Chief Financial Officer of the Corporation since April 11, 1994. On January 17, 1996, the Board of Directors elected Mr. Rossi Assistant Secretary. In 1993, he was Chief Financial Officer of Melville Bilogics, Inc., a blood fractionation company. For four years prior thereto he was Chief Financial Officer and Chief Operating Officer of Medical Action Industries, Inc., a manufacturer and distributor of disposable medical products.

                                       6


                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

         Summary Compensation. The following table sets forth the compensation earned by the Corporation's Chief Executive Officer and each of the three other most highly compensated executive officers of the Corporation whose total salary and bonus for 1995 exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Corporation for each of the fiscal years ended December 31, 1994 and 1995:

                           SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM
                                                                                     COMPENSATION
                                                        ANNUAL COMPENSATION       SECURITIES UNDERLYING        ALL OTHER
NAME & PRINCIPAL POSITION                YEAR            SALARY      BONUS              OPTIONS              COMPENSATION
D. Michael Deignan (1)                   1995          $ 43,269          0             200,000                 $1,284 (2)
    President and Chief                  1994              --         --                  --                       --
    Executive Officer

Paul V. Rossi                            1995           119,519          0              25,000                  2,762.78 (3)
    Chief Financial Officer,             1994            74,716          0              75,000                       970 (4)
    Treasurer and Assistant
    Secretary

Steven M. Nyman                          1995           107,673          0              60,000                     2,967.06 (5)
    Senior Vice President,               1994            84,612          0                   0                     1,740 (6)
    Hospital Division and
    Management
    Information Systems

Kennard H. Morganstern, Ph.D (7)         1995           130,596          0                   0                     2,219.28 (8)
    Chairman of the Board                1994           119,124          0             275,000                       912 (9)
    of Directors


- ---------------
(1) Mr. Deignan became President and Chief Operating Officer on September 15, 1995. He then became Chief Executive Officer on December 31, 1995.
(2) Includes $519 contributed by the Corporation to vested and unvested defined contribution plans for Mr. Deignan's benefit and $765 of term life insurance premiums paid by the Corporation for Mr. Deignan's benefit.
(3) Includes $1,792.78 contributed by the Corporation to vested and unvested defined contribution plans for Mr. Rossi's benefit and $970 of term life insurance premiums paid by the Corporation for Mr. Rossi's benefit.
(4) Represents term life insurance premiums paid by the Corporation for Mr. Rossi's benefit.
(5) Includes $1,227.06 contributed by the Corporation to vested and unvested defined contribution plans for Mr. Nyman's benefit and $1,740 of term life insurance premiums paid by the Corporation for Mr. Nyman's benefit.
(6) Represents term life insurance premiums paid by the Corporation for Mr. Nyman's benefit.
(7) Dr. Morganstern served as the Corporation's President and Chief Executive Officer since 1982. Upon the hiring of Mr. Deignan on September 15, 1995, Dr. Morganstern resigned as President.

                                        7


      Dr. Morganstern then resigned to allow Mr. Deignan to become Chief Executive Officer on December 31, 1995. Dr. Morganstern continues to serve the Corporation as Chairman of its Board of Directors.
(8) Includes $1,307.28 contributed by the Corporation to vested and unvested defined contribution plans for Dr. Morganstern's benefit and $912.00 of term life insurance premiums paid by the Corporation for Dr. Morganstern's benefit.
(9) Represents term life insurance premiums paid by the Corporation for Dr. Morganstern's benefit.


         Option Grants. The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1995 under the Corporation's 1994 Stock Plan to the Named Executive Officers (the Corporation did not grant any stock appreciation rights during fiscal 1995):

                              OPTION GRANTS IN 1995


                                INDIVIDUAL GRANTS


                                                             PERCENT OF
                                                           TOTAL OPTIONS
                                                             GRANTED TO
                                                             EMPLOYEES         EXERCISE PRICE
             NAME                      OPTIONS GRANTED      IN YEAR (1)         ($/SHARE)(2)      EXPIRATION DATE
             ----                                           ------------        ------------      ---------------
D. Michael Deignan..........          75,000 (3)                26.3%             $0.75               9/11/05
                                      75,000 (3)                26.3               0.74               9/11/05
                                      50,000 (4)                17.5               0.74               9/11/05
Kennard H. Morganstern, Ph.D.              0                     0                    0                     0

Paul V. Rossi...............          25,000 (5)                 8.8               0.74               9/11/05

Steven M. Nyman.............          60,000 (6)                21.1               0.74               7/20/05



- --------------------
(1) A total of 285,000 options were granted to employees (including the Named Executive Officers) in fiscal 1995 under the Corporation's 1994 Stock Plan.
(2) The exercise price was the fair market value of a share of the Corporation's Common Stock at the time of grant as determined in accordance with the Corporation's 1994 Stock Plan. The exercise price may be paid in cash or in shares of the Corporation's Common Stock valued at fair market value on the exercise date.
(3) These options have a term of ten years from the date of grant and become exercisable as to 33.3% of the shares covered thereby on the date of grant, and an additional 33.3% on each year anniversary thereafter until such options are fully exercisable.
(4) These options will become fully exercisable on September 9, 1996 if certain performance thresholds are achieved.
(5) These options have a term of ten years from the date of grant and become 100% exercisable on April 11, 1997.
(6) These options have a term of ten years from the date of grant, and became 100% exercisable on July 21, 1995.


                                       8



         Unexercised Option Holdings. The following table sets forth certain information concerning unexercised stock options held as of December 31, 1995 by each of the Named Executive Officers (no options were exercised during fiscal 1995 by the Named Executive Officers):

                             YEAR END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                            NUMBER OF SECURITIES                        IN-THE-MONEY
                                           UNDERLYING UNEXERCISED                        OPTIONS AT
                                            OPTIONS AT YEAR-END                         YEAR-END (1)
              NAME                     EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
              ----                     -----------        -------------        -----------        -------------
D. Michael Deignan...........             50,000             150,000             $9,750              $29,500
Paul V. Rossi................             75,000              25,000             15,000                5,000
Steven M. Nyman..............             60,000                   0             12,000                    0
Kennard H. Morganstern, Ph.D.            275,000                   0             55,000                    0


- ---------------------

(1) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on December 29, 1995, multiplied by the number of shares underlying the options.

         Employment Agreements and Severance Policy. None of the Named Executive Officers has a long-term employment agreement with the Corporation. The employment of each of the Named Executive Officers may be terminated by the Corporation at any time. The Corporation's policy is to make a severance payment of six months' base salary and benefits to Mr. Nyman and nine months' base salary and benefits to Messrs. Deignan and Rossi if their employment is terminated by the Corporation. In September of 1994, the Corporation entered into a transition agreement with Dr. Kennard H. Morganstern, then its President and Chief Executive Officer. The transition agreement provides, among other things, that for a period of three years after a new President has been in office for one year Dr. Morganstern will continue to serve as Chairman of the Board of Directors and, at the option of the President, make available 50% of his time for consulting purposes. The transition agreement provides for Dr. Morganstern to receive 50% of his former compensation plus normal benefits provided to other officers of the Corporation during the consulting period. See "-Summary Compensation."

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Corporation receive a participation fee of $500 for each meeting of the Board of Directors attended and for each committee meeting attended, unless the committee meeting is held on the same date as a meeting of the Board of Directors. No employee of the Corporation receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

         On February 8, 1995, the Corporation granted Mr. Lonergan a warrant to purchase 25,000 shares of Common Stock at $2.00 per share, exercisable in units of 6,250 shares each on August 8, 1995, February 8, 1996, August 8, 1997 and February 8, 1997. On September 11, 1995, the Corporation granted Mr. Deignan a non-qualified stock option to purchase 75,000 shares of Common Stock at $0.74 per share and an incentive stock option to purchase 75,000 shares of Common Stock at $0.75 per share. These options are 33.3% exercisable on 9/11/95, 66.3% exercisable on September 11, 1996 and 100% exercisable on September 11, 1997. The Corporation also granted to Mr. Deignan a non-qualified stock option to purchase 50,000 shares of Common Stock at $0.74 per share which will become exercisable on September 8, 1996, provided certain performance thresholds are achieved.


                                       9



         The Corporation has purchased directors' and officers' liability insurance from National Union Fire Insurance Corporation of Pittsburgh, PA covering all of the Corporation's directors and officers. The aggregate premium for this insurance policy in 1995 was $22,770.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In 1994, the Corporation processed polytetrafluoroethylene ("PTFE") at an approximate price of $2,511,000 for Precision Micron Powders, Inc., a company engaged in the sale and marketing of PTFE in which Robert S. Luniewski, former Senior Vice President of the Corporation, was the sole shareholder. Mr. Luniewski resigned in November, 1994. On September 29, 1994, Mr. Cohen, the Corporation's Secretary and a member of the Corporation's Board of Directors, and Mr. Hoover, a member of the Corporation's Board of Directors, each received warrants to purchase 40,000 shares of Common Stock at $2.00 per share. Mr. Cohen is a partner of Murtagh, Cohen & Byrne, which has provided legal services to the Corporation. During the 1995 fiscal year, Murtagh, Cohen & Byrne performed legal services for the Corporation for fees of approximately $80,000. Also, during the 1995 fiscal year, the Corporation made a payment of $100,000 on a $300,000 note payable to Dr. Morganstern, which note bears interest at the rate of 1% per annum over the prime rate. Dr. Morganstern is Chairman of the Corporation's Board of Directors. No payments were made on Dr. Morganstern's note during fiscal 1994.


                   PROPOSAL RELATING TO ELECTION OF DIRECTORS

         The Board of Directors of the Corporation has nominated four persons for election as directors of the Corporation at the Special Meeting (the "Board Nominees"). All of the Board Nominees are currently members of the Corporation's Board of Directors. The Board Nominees and the year they first joined the Board of Directors are:

     Nominee                                        Year First Joined Board
   Harvey Cohen                                              1982
   D. Michael Deignan                                        1995
   John R. Hoover                                            1983
   Kennard H. Morganstern                                    1982

         The Corporation's amended Certificate of Incorporation provides that the holders of the Series B Preferred and Series C Preferred are entitled to elect three directors of the Corporation. The entities affiliated with Oxford Partners, which in the aggregate own 89% of the outstanding Series B Preferred and Series C Preferred, have nominated the following persons for election as directors of the Corporation at the Special Meeting, (the "Preferred Stockholder Nominees"):


     Nominee                                        Year First Joined Board
   William R. Lonergan                                       1995
   Kenneth W. Rind                                           1989
   Forrest A. Whittaker                                      1996


         The directors of the Corporation are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Board Nominee or Preferred Stock Nominee (collectively, the "Nominees") or

                                       10


for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the elections of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. The shares of Series B Preferred and Series C Preferred will vote in the aggregate as a separate class with respect to the election of the Preferred Stock Nominees. The holders of Common Stock will vote as a separate class on the election of the four Board Nominees. The affirmative vote of a majority of the aggregate outstanding shares of Series B Preferred and Series C Preferred is required to elect the Preferred Nominees. A plurality of the votes cast by the holders of Common Stock present or represented by proxy and entitled to vote at the Special Meeting is required for the elections of the Board Nominees. See "Voting Procedures" below.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION

                     PROPOSAL TO APPROVE THE 1996 STOCK PLAN

         The 1996 Stock Plan ("1996 Plan") was adopted by the Board of Directors on March 21, 1996, subject to shareholder approval at the Special Meeting, and provides for the issuance of 500,000 shares of Common Stock upon the exercise of options or in connection with awards or direct purchases of Common Stock. The 1996 Plan is intended to succeed the Corporation's 1994 Stock Plan which has no shares remaining available for option grants. The Board of Directors believes that the Corporation's ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation's ability to provide such employment candidates long-term, equity-based incentives in the form of stock options, awards and direct purchases as part of their compensation. Also, the Board of Directors believes that the ability to grant options, awards and direct purchases under the 1996 Plan will allow the Corporation greater flexibility to motivate its employees, consultants, officers and directors.

         Approval of the Corporation's 1996 Plan will require the affirmative vote of a majority of the votes cast by the holders of Common Stock, Series B Preferred and Series C Preferred, voting together as a single class on an "as converted" basis, represented in person or by proxy at the Special Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CORPORATION'S 1996 PLAN.

DESCRIPTION OF THE 1996 PLAN

         The purpose of the 1996 Plan is to provide incentives to officers, directors, employees and consultants of the Corporation and any subsidiaries of the Corporation (collectively, "Related Corporations"). Under the 1996 Plan, officers and employees of the Corporation and any Related Corporations may be granted "incentive stock options" ("ISO" or "ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and any
Related Corporations may be granted options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Corporation ("Awards") and opportunities to make direct purchases of stock in the Corporation
("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights."
Approximately 110 employees, consultants, directors and officers will be eligible to participate in the 1996 Plan.

         Anything in the 1996 Plan to the contrary notwithstanding, the effectiveness of the 1996 Plan and of the grant of all options thereunder is in all respects subject to the approval of the 1996 Plan by the affirmative vote of the a majority of the votes cast on the matter at the Special Meeting by the holders of Common Stock, Series B Preferred and Series C Preferred, voting together as a single class on an "as converted" basis. In the event that such shareholder approval is not received at the 1996 Special Meeting, then the 1996 Plan and any options granted thereunder shall be void.


                                       11


         Administration. The 1996 Plan will be administered by the Compensation Committee, which currently consists of Messrs. Hoover, Rind, and Lonergan. Subject to the terms of the 1996 Plan, the Compensation Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The Compensation Committee also has the authority to determine the duration, vesting and rate of each Option and whether restrictions such as repurchase rights of the Corporation are to be imposed on shares of stock subject to Stock Rights. The Compensation Committee has the authority to interpret the 1996 Plan and to prescribe and rescind regulations pertaining to it.

         Eligible   Employees  and  Others.   Subject  to  the  above  mentioned
limitations, ISOs under the 1996 Plan may be granted to any employee of the Corporation or any Related Corporation. Only those officers and directors of the Corporation who are employees of the Corporation or any Related Corporation may be granted ISOs under the 1996 Plan. To the extent that the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation and any Related Corporation) exceeds $100,000, the Corporation intends to designate such excess options as Non-Qualified Options. In addition, under the terms of the 1996 Plan, no employee may be granted Options to acquire more than 300,000 shares of Common Stock. Otherwise, there is no restriction as to the maximum or minimum amount of Options an employee may receive. Non-Qualified Options, Awards and Purchases may be granted to any director, officer, employee or consultant of the Corporation or any Related Corporation.

         Shares Subject to the 1996 Plan. The 1996 Plan authorizes the grant of Stock Rights to acquire 500,000 shares of Common Stock. The number of shares of Common Stock issuable under the 1996 Plan or subject to outstanding Stock Rights is subject to adjustment as described hereinafter under "Changes in Stock; Recapitalization and Reorganization." Pursuant to the terms of the 1996 Plan, shares subject to Stock Rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 1996 Plan. The market value of the Common Stock is $1.08, based on the average of the bid and ask prices of the Common Stock as reported by Nasdaq Bulletin Board on March 21, 1996.

         Granting of Options. Stock Rights may be granted under the 1996 Plan at any time after March 21, 1996 and prior to March 21, 2006. The Compensation Committee may, with the consent of the optionee, convert an ISO granted under the 1996 Plan to a Non-Qualified Option.

         Non-Qualified Option Price. The exercise price per share of Non-Qualified Options granted under the 1996 Plan cannot be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation or its successors in interest may be organized.

         ISO Price. The exercise price per share of ISOs granted under the 1996 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, 110% of the fair market value of the Common Stock on the date of grant.

         Option Duration. The 1996 Plan requires that each Option shall expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of Options generally. However, in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, such ISO shall expire on the date specified by the Compensation Committee, but not more than five years from its date of grant.

         Exercise of Options and Payment for Stock. Each Option granted under the 1996 Plan shall be exercisable as follows:


                                       12


                 A. The Option will either be fully exercisable at the time of grant or shall become exercisable in such installments as the Compensation Committee may specify.

                 B.  Once  an  installment  becomes   exercisable,   it  remains
exercisable until expiration or termination of the Option, unless otherwise specified by the Compensation Committee.

                 C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

                 D. The Compensation Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable. However, the Compensation Committee may not accelerate the permitted exercise date of any ISO granted to an employee if the acceleration would violate Section 422(d) of the Code.

         Effect of Termination of Employment, Death or Retirement. If the holder of an ISO ceases to be employed by the Corporation or any Related Corporation other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs will terminate on the earliest of 3 months from the date of termination of employment or their specified expiration dates, except to the extent that such ISOs shall have been converted into Non-Qualified Options.

         If an optionee dies, any ISO held by the optionee may be exercised, to the extent otherwise exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Corporation or any Related Corporation by reason of his or her permanent and total disability, the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent otherwise exercisable on that date, at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

         Non-Qualified Options, Awards and Purchases are subject to such termination and cancellation provisions as may be determined by the Compensation Committee.

         Non-Assignability of Stock Rights. During the lifetime of the grantee, only the grantee may exercise a Stock Right. No assignment or transfers are permitted, except that Stock Right may be transferred by will or by the laws of descent and distribution and, with respect to Non-Qualified Options only, transfers pursuant to a valid domestic relations order are permitted.

         Changes in Stock; Recapitalization and Reorganization. In the event the shares of Common Stock of the Corporation are subdivided or combined into a greater or smaller number of shares or if the Corporation issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock of the Corporation deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such event.

         Upon a consolidation, merger, or sale of all or substantially all of the Corporation's assets (an "Acquisition"), the Board of Directors, the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Corporation under the 1996 Plan ("Successor Board"), shall, as to outstanding Options, take one or more of the following actions: continue such Options by substituting on an equitable basis for the shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or shares of stock of the surviving corporation; or any equity securities of the successor corporation or other securities as the Successor Board deems appropriate (the fair market value of which may not exceed the fair market value of shares of Common Stock subject to such Options immediately preceding the transaction). Alternatively, upon written notice to the optionees, the Board of Directors, Compensation Committee or the Successor Board may provide that all Options must be exercised, to the extent then exercisable, within a specified number of days; or terminate all Options in exchange for a cash payment equal to the


                                       13

excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

         In the event of a recapitalization or reorganization of the Corporation pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, upon exercising an Option, the holder thereof is entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

         Upon the happening of any of the foregoing events, the class and aggregate number of shares that are subject to Stock Rights which previously have been or subsequently may be granted under the 1996 Plan will also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, with respect to ISOs, the foregoing adjustments may be made only after the Compensation Committee, in consultation with legal counsel, determines that such adjustments would not constitute a modification of such ISOs or would not cause adverse tax consequences to the holders of the ISOs.

         In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as may be determined by the Compensation Committee.

         Amendment, Suspension and Termination of the 1996 Plan. The Board of Directors may terminate or amend the 1996 Plan in any respect at any time, except that, without the approval of the Corporation's shareholders within twelve months before or after the Board of Directors adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the 1996 Plan may not be increased except as previously described under "Changes in Stock; Recapitalization and Reorganization"; (b) the benefits accruing to participants under the 1996 Plan may not be increased (except by adjustment referred to above); (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions regarding eligibility for grants of ISOs may not be modified; (e) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); (f) the expiration date of the 1996 Plan may not be extended; and (g) the Board of Directors may not take any action which would cause the 1996 Plan to fail to comply with Rule 16b-3. No action of the Board of Directors or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any Stock Right previously granted to him.

         Miscellaneous. The proceeds received by the Corporation from the sale of shares pursuant to the 1996 Plan will be used for general corporate purposes. The Corporation's obligations to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-Qualified Options, Awards or Purchases for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Compensation Committee may condition the grant or exercise of an Option, Award or Purchase on the payment to the Corporation of such taxes. Unless terminated earlier by the Board of Directors, the 1996 Plan will expire at the end of the day on March 21, 2006.

         Terms and Conditions of Options. Options will be evidenced by instruments (which need not be identical) in such forms as the Compensation Committee may from time to time approve. Such instruments will conform to such terms and conditions as are applicable under the 1996 Plan and may contain such other provisions as the Compensation Committee deems advisable which are not inconsistent with the 1996 Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options.

         Exercise of Options. Options may be exercised by giving written notice to the Corporation at its principal office address. Such notice must identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Compensation Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Compensation Committee, by delivery of the grantee's personal recourse


                                       14


note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or
(d) at the discretion of the Compensation Committee and consistent with applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon the exercise of the Option and authorization to the broker or selling agent to pay that amount to the Corporation, which sale must be at the grantee's direction at the time of exercise; or (e) at the discretion of the Compensation Committee, by any combination of (a), (b), (c) and (d) above. The holder of an Option will not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in the 1996 Plan with respect to changes in capitalization and stock dividends, no adjustment will be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.


FEDERAL INCOME TAX CONSEQUENCES

         A. Incentive Stock Options. The following general rules are applicable to holders of ISOs and to the Corporation for Federal income tax purposes under existing law:

                  1. Generally, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

                  2.  No  federal   income  tax  deduction  is  allowed  to  the
         Corporation  upon  either  grant or  exercise  of an ISO under the 1996
         Plan.

                  3. If shares acquired upon exercise of an ISO are not disposed of within two years following the date the ISO was granted or within one year following the date the shares are transferred to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

                  4. If shares acquired upon exercise of an ISO are disposed of on or before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

                  5. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

                  6. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain.

                  7. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

                  8. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

                  9. In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption (subject to a phase-out). In general, the amount by


                                       15


         which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

                  10. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         B. Non-Qualified Stock Options. The following general rules are applicable to holders of Non-Qualified Options and to the Corporation for Federal income tax purposes under existing law:

                  1. The optionee generally does not recognize any taxable income upon the grant of a Non-Qualified Option, and the Corporation is not allowed a federal income tax deduction by reason of such grant.

                  2. The optionee generally will recognize ordinary compensation income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

                  3. When the optionee sells the shares acquired pursuant to the exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

                  4. In general, the Corporation will be entitled to a federal income tax deduction when compensation is recognized by the optionee.

                  5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

                  6. Special rules apply if the Common Stock acquired through the exercise of a Non-Qualified Option is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         C. Special Rules for Restricted Stock. Officers, directors and 10% shareholders of the Corporation may in some instances acquire Common Stock subject to special rules under Section 83 of the Code because of certain securities laws restrictions on resale ("Restricted Stock"). If an optionee acquires Restricted Stock, the amount included in compensation income (in the case of a Non-Qualified Option, or of an ISO if a disqualifying disposition of such stock is made) or in alternative minimum taxable income (in the case of an
ISO) generally will be determined as of some later date and will equal the difference between the amount paid for the Restricted Stock and its fair market value at that time, unless the optionee files a timely election under Section 83(b) of the Code electing to determine the amount of income at the time of exercise.

         D. Awards and Purchases. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary compensation income equal to the fair market value of the shares received, in the case of an Award, or the excess of the fair market value of the shares over the purchase price, in the case of a Purchase. The Corporation generally will be entitled to a corresponding federal income tax deduction. When Common Stock acquired pursuant to an Award or Purchase is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of shares and his or her basis in the shares (generally, the fair market value of the shares when acquired) which will be short- or long-term capital gain or loss

                                       16


depending upon the seller's holding period. Special rules apply if the purchase price (in the case of a Purchase) is paid by delivering shares of Common Stock, or if the stock acquired pursuant to an Award or Purchase is Restricted Stock (as described above).

         E. Capital Gains and Losses. Although capital gain is generally subject to federal income tax on individuals at the same rates as ordinary income, the maximum rate of tax on "net capital gain" (i.e., the excess of net long-term capital gain over net short-term capital loss) is 28%, whereas the maximum rate of tax on ordinary income and net short-term capital gain currently is 39.6%. In addition, capital losses may be used to offset an equal amount of capital gains, whereas at most $3,000 of net capital loss may be deducted against ordinary income each year.

         F. $1,000,000 Annual Deduction Limitation. Section 162(m) of the Code provides that compensation paid to certain highly paid executive officers is not deductible by the Corporation for federal income tax purposes to the extent such compensation exceeds $1,000,000 in any taxable year of the Corporation unless the excess compensation qualifies for an exception. One exception is for "qualified performance-based compensation." Compensation recognized pursuant to the exercise of Non-Qualified Options (or with respect to ISOs, perhaps pursuant to a Disqualifying Disposition of stock) may qualify for the performance based exception if certain requirements are met. The provisions of the proposed 1996 Plan are designed to enable the Corporation to qualify options granted thereunder for the performance-based exception in the discretion of the Board of Directors and the Compensation Committee.


              PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION'S
                      RESTATED CERTIFICATE OF INCORPORATION

         The Board of Directors has resolved to recommend to the shareholders that the Corporation amend (the "Amendment") the Corporation's Restated Certificate of Incorporation ("Restated Certificate") to permit the Corporation to issue certain additional securities without triggering anti-dilution provisions with respect to the Corporation's Preferred Stock.

         Paragraph "FOURTH A" of the Restated Certificate provides for certain anti-dilution protections for the holders of the Corporation's Preferred Stock. Generally, these provisions provide for a decrease in the conversion price of the Preferred Stock if the Corporation issues securities for consideration less than the then existing conversion price. The Restated Certificate currently exempts from these anti-dilution provisions up to 1,000,000 shares of Common Stock which may be issued pursuant to stock options or other derivative securities issued to officers, directors, consultants or employees of the Corporation in connection with their employment.

         The Corporation has over time issued options or derivative securities for 1,000,000 shares of Common Stock and, as such, cannot issue further options or derivative securities to officers, directors, consultants or employees, including under the 1996 Plan, without triggering the anti-dilution provisions of the Restated Certificate. As described above under "Proposal to Approve the 1996 Stock Plan," the Board of Directors believes that the Corporation's ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation's ability to provide such candidates long-term, equity based incentives as part of their compensation. The Board of Directors has, therefore, resolved to amend the Restated Certificate to permit the Corporation to issue Common Stock and options and other derivative securities to acquire Common Stock pursuant to any stock plan adopted and approved by the Corporation's Board of Directors, including at least one director nominated by the holders of the Preferred Stock, without triggering the anti-dilution provisions of the Restated Certificate. The text of the Amendment is attached to this proxy statement as Attachment I.

         Approval of the Amendment to the Restated Certificate will require the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Preferred and Series C Preferred in the aggregate, and a majority of the votes cast by the holders of Common Stock represented in person or by proxy at the Special Meeting.


                                       17



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE.


                      RATIFICATION OF SELECTION OF AUDITORS


         The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Coopers and Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1996. Coopers & Lybrand L.L.P. has served as the Corporation's auditors for the past two fiscal years. It is expected that a member of Coopers & Lybrand L.L.P. will be present at the Special Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF COOPERS & LYBRAND L.L.P. AS AUDITORS



                                VOTING PROCEDURES


         The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock and Series B Preferred and Series C Preferred shares entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Under the laws of the State of New York, the Corporation's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions, broker non-votes, and withheld votes will not be considered "votes cast" based on the Corporation's understanding of state law requirements and the Corporation's Certificate of Incorporation and By-laws. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The affirmative vote of a majority of the aggregate outstanding shares of Series B Preferred and Series C Preferred is required to elect the Preferred Nominees. A plurality of the votes cast by holders of the outstanding Common Stock is required to elect the Board Nominees. On all other matters being submitted to shareholders at the Special Meeting, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval, with the exception of approval of the Amendment to the Restated Certificate which also requires the separate affirmative vote of the holders of two-thirds of the outstanding shares of Series B Preferred and Series C Preferred in the aggregate. On these other matters, the holders of shares of Preferred Stock vote together with the shares of Common Stock and are entitled to cast one vote for each share of Common Stock into which each share of Preferred Stock is convertible. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. All Special Meeting proxies, ballots, and tabulations that identify individual shareholders are kept secret, and no such document shall be available for examination, nor shall the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements under the laws of New York, the Corporation's state of incorporation.


                              SHAREHOLDER PROPOSALS


         Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next Annual Meeting of Shareholders of the Corporation must be received at the Corporation's principal executive offices not later than January 1, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.


                                       18


                            EXPENSES AND SOLICITATION


         The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.


                                       19


                                                                    Attachment I

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           MEDICAL STERILIZATION, INC.

- --------------------------------------------------------------------------------

           Under Section 805 of the New York Business Corporation Law

- --------------------------------------------------------------------------------


                  IT IS HEREBY CERTIFIED THAT:

                  FIRST: The name of the corporation is Medical Sterilization, Inc. (the "Corporation"). The original name under which the Corporation was formed was General Sterilization Services, Inc.

                  SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State of New York on May 27, 1982. Restated Certificates of Incorporation and Certificates of Amendment were filed on May 12, 1983, August 5, 1983, May 24, 1989, January 4, 1990 and November 22, 1994.

                  THIRD: The amendment of the Restated Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to permit the Corporation to issue certain additional securities without triggering anti-dilution provisions with respect to the Corporation's Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.


                                       20


                  FOURTH: To accomplish the foregoing amendment, Paragraph FOURTH A(g)(vi) of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           (vi) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of: stock options, stock awards or rights to purchase shares of Common Stock issued or awarded pursuant to any stock plan adopted and approved by the Board of Directors of the Corporation, provided that, for so long as any shares of Series B Convertible Preferred Stock of Series C Convertible Preferred Stock are outstanding, at least one director nominated by the holders of the then outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall have voted in favor of the adoption and approval of such stock plan; the issuance of 1,542,000 shares of Series C Convertible Preferred Stock with a conversion price of $1.00 per share; and the issuance of warrants to purchase 80,000 shares of common stock of the Corporation at a price of $1.00 per share.

                  FIFTH: The foregoing amendment of the Restated Certificate of Incorporation of the Corporation was authorized by the Board of Directors of the Corporation, followed by the consent of the holders of two-thirds of the outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock in the aggregate, and a majority of the votes cast by the holders of Common Stock entitled to vote on the said amendment of the Restated Certificate of Incorporation.

                  IN WITNESS WHEREOF, the undersigned subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by the undersigned and are true and correct.

         Dated:  April __, 1996





                                  -------------------------------------------
                                  D. Michael Deignan, Chief Executive Officer and President


                                  -------------------------------------------
                                  Harvey Cohen, Secretary


                           MEDICAL STERILIZATION, INC.

                                 1996 STOCK PLAN



         1. PURPOSE. The purpose of the Medical Sterilization, Inc. 1996 Stock Plan (the "Plan") is to encourage key employees of Medical Sterilization, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under
Section  422(b) of the Internal  Revenue Code of 1986,  as amended (the "Code");
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options");
(c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2.       ADMINISTRATION OF THE PLAN.

                  A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under
Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraphs 7 and 8) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options and rights of first refusal are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under
Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

                  B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Subject to the provisions of the first sentence of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

         3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

         4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, $. 01 par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

         Subject to adjustments as provided in paragraph 13, no employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 300,000 shares of Common Stock under the Plan. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

         5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after March 21, 1996 and prior to March 21, 2006. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

         6.       MINIMUM OPTION PRICE; ISO LIMITATIONS.

                  A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. The Committee may, in its discretion, subject any Non-Qualified Option granted under the Plan or Award made or Purchase authorized under the Plan to any terms or conditions necessary for such Stock Right to qualify as performance-based compensation under Section 162(m) of the Code and any applicable regulations thereunder.

                  B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                  C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of

$100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

                  D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                  A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                  C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

         9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three (3) months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence
(such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         10.      DEATH; DISABILITY.

                  A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

                  B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean

"permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

         11. ASSIGNABILITY. No Stock Right shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Stock Right shall be exercisable only by such grantee.

         12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                  A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

                  C.  RECAPITALIZATION  OR  REORGANIZATION.  In the  event  of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

                  D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may in its discretion refrain from making such adjustments.

                  E.  DISSOLUTION OR  LIQUIDATION.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                  H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

         14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a),
(b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on March 21, 1996 subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the shareholders of the Company at the next Shareholders Meeting or, in lieu thereof, by written consent. If the approval of shareholders is not obtained prior to March 21,1997, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on March 20, 2006 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of shareholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the shareholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or shareholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

         16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

         17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

         18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

         19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or
(iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

         21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of New York, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.



Date Approved by the Board of Directors of the Company:  March 21, 1996

Date Approved by Shareholders of the Company:  May 30, 1996


  [X]   Please mark votes
        as in the example

1.  To elect a Board of Directors for the ensuing year:

A.  To elect the nominees of the Common
    Shareholders to the Board of Directors
    for the ensuing year.

Nominees:  Harvey Cohen, D. Michael Diegnan,
           John R. Hoover, Kennard H. Morganstern

             For                      Withheld
             [ ]                         [ ]


[ ] ____________________________

    For all nominees except as noted above



B.   To elect the nominees of the Preferred
     Shareholders to the Board of Directors
     for the ensuing year.


Preferred Nominees:  Kenneth W. Rind,
                     William R. Lonergan,
                     Forrest Whittaker


                  For               Withheld

                  [ ]                 [ ]


[ ] _________________________________________
       For all nominees except as noted above




                                                       For   Against  Withheld
2.   To approve the adoption of the
     Corporation's 1996 Stock Plan                     [ ]     [ ]       [ ]




                                                       For   Against  Withheld
3.   To approve an amendment to the
     Corporation's Restated Certificate                [ ]     [ ]       [ ]
     of Incorporation to permit the
     Corporation to issue certain additional
     securities without triggering anti-
     dilution provisions with respect to
     the Corporation's Preferred Stock.


 4.  To ratify the selection of the firm               For   Against  Withheld
     of Coopers & Lybrand L.L.P.
     as auditors for the fiscal year                   [ ]     [ ]       [ ]
     ending December 31, 1996.

                                       THIS PROXY SHOULD BE DATED AND SIGNED
                                       BY THE SHAREHOLDER(S) EXACTLY AS HIS OR
                                       HER NAME APPEARS HEREON AND RETURNED
                                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                                       PERSONS SIGNING IN A FIDUCIARY CAPACITY
                                       SHALL SO INDICATE.  IF SHARES ARE HELD BY
                                       JOINT TENANTS OR AS COMMUNITY PROPERTY,
                                       BOTH SHOULD SIGN.



                                       Signature:                   Date
                                       Signature:                   Date




DETACH CARD                                                          DETACH CARD

                           MEDICAL STERILIZATION, INC.

Dear Shareholder:

Please mark the boxes on the proxy card to indicate how your shares will be voted. Holders of Common Stock should vote on Matter 1 only in item 1A. Holders of Preferred Stock should vote on Matter 1 only in item 1B. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting in Lieu of Annual Meeting of Shareholders, to be held on May 30, 1996.


Sincerely,

MEDICAL STERILIZATION, INC.



                           MEDICAL STERILIZATION, INC.


                      PROXY SOLICITED BY BOARD OF DIRECTORS
    Special Meeting in Lieu of Annual Meeting of Shareholders - May 30, 1996


         The undersigned hereby acknowledge(s) receipt of the Notice and accompanying Proxy Statement, revoke(s) any prior proxies, and appoint(s) D. Michael Deignan and Paul V. Rossi, or either or them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified below, all shares of stock which the undersigned may be entitled to vote at the Special Meeting in Lieu of Annual Meeting of the Shareholders of Medical Sterilization, Inc. to be held on May 30, 1996, and at any adjourned sessions thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS IN ITEMS 2, 3 AND 4. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTER, INCLUDING ANY PROPOSAL TO ADJOURN THE MEETING FOR PURPOSES OF SOLICITING ADDITIONAL PROXIES.

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  PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
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Please  sign  this  Proxy  exactly  as your  name  appears  on the  books of the
Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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HAS YOUR ADDRESS CHANGED?                            DO YOU HAVE ANY COMMENTS?

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